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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): January 18, 2002


                              AB LIQUIDATING CORP.
             (Exact name of registrant as specified in its charter)

                                    Delaware
                            (State of incorporation)

          000-07428                                 94-1668412
    (Commission File No.)                (IRS Employer Identification No.)

                          2055 GATEWAY PLACE, SUITE 400
                           SAN JOSE, CALIFORNIA 95110
              (Address of principal executive offices and zip code)

       Registrant's telephone number, including area code: (408) 451-3940


                         Adaptive Broadband Corporation
                                  (Former Name)

                          ----------------------------

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Item 5. Other Events.

     AB Liquidating Corp., formerly Adaptive Broadband Corporation, Debtor and Debtor in Possession, has filed its proposed First Amended Plan of Reorganization, dated January 18, 2002 (the "Plan"), along with a First Amended Disclosure Statement, dated January 18, 2002, with respect to the Plan (the "Disclosure Statement") in the U.S. Bankruptcy Court, Northern District of California, San Jose Division (the "Bankruptcy Court"). Following a hearing held on January 3, 2002, the Bankruptcy Court approved the Disclosure Statement as containing adequate information to enable parties in interest to make an informed judgment in determining whether to vote to accept or reject the Plan. In addition, the Bankruptcy Court entered an order (I) Approving Solicitation And Notice Procedures, (II) Voting Procedures And Form Of Ballot; and (III) Establishing Confirmation Deadlines And Procedures (the "Solicitation, Voting and Confirmation Procedures Order"). The Bankruptcy Court will hold a hearing to consider confirmation of the Plan (the "Confirmation Hearing") commencing on February 27, 2002 at 11:15 a.m., or as soon thereafter as counsel may be heard, before the Honorable Arthur S. Weissbrodt, U.S. Bankruptcy Judge, in his Courtroom 3099 located at 280 S. First Street, San Jose, California. The Confirmation Hearing may be continued by announcement in open court without further notice to parties in interest.

     Copies of the Plan, Disclosure Statement, a ballot (where applicable), Solicitation, Voting and Confirmation Procedures Order and/or papers in support thereof may be obtained upon specific written request to Pachulski, Stang, Ziehl, Young & Jones P.C., Attn: Patricia Jeffries, Three Embarcadero Center, Suite 1020, San Francisco, California 94111; Telephone No.: (415) 263-7000; Facsimile No.: (415) 263-7010.

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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                          AB Liquidating Corp.

Dated:  February 1, 2002                  By:      /s/ Elias Nader
                                             -----------------------------------
                                                   Elias Nader
                                                   Secretary